SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           ASANTE TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)   Title of each class of securities to which transactions applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(4)  Date filed:

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

                           ASANTE TECHNOLOGIES, INC.

                     -------------------------------------

                   Notice of Annual Meeting of Stockholders
                        To Be Held On February 24, 2000



TO THE STOCKHOLDERS:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Asante Technologies, Inc. (the "Company"), a Delaware corporation, will be held on February 24, 2000, at 10:00 a.m., local time, at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131 for the following purposes:


       1. To elect directors to serve for the ensuing year and until their successors are elected.

       2. To  ratify  the  appointment  of  PricewaterhouseCoopers,  LLP  as the
          Company's   independent   accountants   for  the  fiscal  year  ending
          September 30, 2000.

       3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 3, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.



                                              FOR THE BOARD OF DIRECTORS


                                              Anthony Contos
                                              Secretary


San Jose, California
January 21, 2000

                           ASANTE TECHNOLOGIES, INC.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Asante Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 24, 2000, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 821 Fox Lane, San Jose, California 95131. The telephone number at that location is (408) 435-8388.

     These proxy solicitation materials and the Company's Annual Report to Stockholders (on Form 10-K) for the year ended October 2, 1999, including financial statements, were mailed on or about January 24, 2000, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

     Stockholders of record at the close of business on January 3, 2000, are entitled to notice of and to vote at the meeting. At the record date, 9,303,797 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the NASDAQ OTC (Over-the-Counter) Bulletin Board on January 3, 2000, the market value of one share of the Company's Common Stock closed at $2.53.

Revocability of Proxies

     Any proxy given may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     Each share shall have one vote for the election of directors, unless cumulative voting is invoked. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (four) multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than four directors. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "PROPOSAL 1--ELECTION OF DIRECTORS." On all other matters, each share has one vote.

     The Company will bear the cost of soliciting proxies. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than September 25, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL 1--ELECTION OF DIRECTORS


Nominees

     Wilson Wong, Jeff Lin, Edmond Tseng and Michael Kaufman were re-elected to the Board of Directors at last year's Annual Meeting of Stockholders. The Company's Bylaws provide for a variable Board of between 3 and 7 members. The number of Board members had previously been set at six. However, effective as of January 17, 2000, the Board reduced the number of Directors to four. Due to the fact that only four Directors are currently serving on the Board, this change will not affect any of the Directors standing for reelection. There are currently four seats authorized on the Board of Directors, all of which will be filled by directors to be elected at the Annual Meeting.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual
Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. In any event, the proxy holders cannot vote for more than four duly nominated persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

                                                                                       Director
Name                          Age                 Principal Occupation                  Since
---------------------------- -----   ----------------------------------------------   ---------
Wilson Wong ................  52     President and Chief Executive Officer of the       1988
                                       Company and Chairman of the Board of
                                       Directors

Jeff Yuan-Kai Lin ..........  48     President, Lite-on Communications, Inc.            1988

Michael D. Kaufman .........  57     Managing General Partner,                          1995
                                       MK Global Ventures

Edmond Y. Tseng ............  52     President and Chief Executive Officer,             1989
                                       OSE, Inc.

     Mr. Wong co-founded the Company in 1988, and effective January 1, 1999, assumed the positions of President, Chief Executive Officer and Chairman of the Board of Directors, and will continue as Vice President of Engineering. Prior to his return to the Company as Vice President of Engineering on September 10, 1998, Mr. Wong was Chief Executive Officer of Pixo Arts Corporation. From 1994 to August 1997, he served as Vice President and General Manager for the Company. From 1993 to 1994, he served as Vice President and General Manager for the Company's Client Access products. From 1988 to 1993, he served as the Company's President and Chief Executive Officer.

     Mr. Lin is President and Chief Executive Officer of Lite-On Communications Corporation, which is an internetworking company located in Taiwan. Lite-on Communications is a subsidiary of Lite-On Group, which is one of Asante's OEM suppliers in Asia. Mr. Lin co-founded Asante Technologies, Inc. (the "Company") in 1988, and served as President, Chief Executive Officer and Chairman of the Board of Directors from July 1994 until December 31, 1998. Since his resignation as President and Chairman of the Board of Directors, Mr. Lin has served as a Director of the Company. Mr. Lin also held the position of Vice President of Engineering from November 1997 until August 1998. From June 1993 through July 1994, he served as Vice President, General Manager of Network Systems Business for the Company. From 1991 to 1993, he served as the Company's Chairman of the Board of Directors and Chief Operating Officer. From 1988 to 1991, Mr. Lin served as the Company's Vice President of Operations and Engineering, Chief Financial Officer and Secretary.

     Mr. Kaufman has served as Managing General Partner of MK Global Ventures, a venture capital management company, since he founded the firm in 1987. Mr. Kaufman also currently serves as a director of Davox Corporation, a provider of call technology and integration systems; Disc, Inc., a manufacturer of high-capacity storage libraries; HyperMedia Communications, Inc., a wireless networking products manufacturer; Syntellect Inc., a provider of voice processing and computer telephony integration, and Human Pheromone Sciences, Inc. (Erox Corporation), a manufacturer of fragrance and toiletry products.

     Mr. Tseng has served as President and Chief Executive Officer of OSE, Inc., a semiconductor products company which serves as the exclusive North American sales representative for Orient Semiconductor Electronics, Ltd., since January 1990. See "Security Ownership of Directors, Officers and Certain Beneficial Owners" and "Certain Relationships and Related Transactions." Prior to that time, Mr. Tseng was the Director of Engineering at Condata, Inc., an electronics products and engineering consulting company.

     There are no family relationships among the directors and executive officers of the Company.

Board Meetings and Committees

     The Board of Directors of the Company held a total of 4 meetings and acted by written consent 3 times during the fiscal year ended October 2, 1999. During fiscal 1999, no director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of
Directors has no nominating committee or any committee performing similar functions.

     The Audit Committee of the Board of Directors, which currently consists of Mr. Kaufman and Mr. Tseng, met 1 time during the last fiscal year. The Audit Committee is responsible for reviewing annual audited financial statements, approving the services performed by the Company's independent accountants, and reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for handling disagreements with the Company's independent accountants or the termination of their engagement.

     The Compensation Committee of the Board of Directors, which consisted of Mr. Kaufman and Mr. Tseng, met 1 time during the year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock plans, which includes recommending or approving the grant of options to new and existing employees (including officers and employee directors). Since the Compensation Committee held only 1 meeting during the last fiscal year, the Company's compensation policies have been reviewed and ratified by the Company's Board of Directors.

Compensation of Directors

     Directors who are employees of the Company receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. See "EXECUTIVE COMPENSATION."

     Directors who are not employees of the Company receive a fee of $1,000 for each meeting attended and are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees.

     Non-employee Directors are also entitled to participate in the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, which was adopted by the Board of Directors in September 1993, and approved by the stockholders in October 1993, authorizes a total of 300,000 shares of Common Stock for issuance pursuant to options granted under the Directors' Plan. The Directors' Plan provides for an automatic grant of 40,000 shares of Common Stock to each non-employee Director on the date on which such individual first becomes a director. As approved by stockholders at the 1996 Annual Shareholder's Meeting, the Directors' Plan also provides that each non-employee Director will be granted additional options for the purchase of 10,000 shares of Common Stock at the Board meeting immediately following the annual anniversary date of the non-employee Director's commencement of service on the Board of Directors.

     Initial options granted under this plan have terms of ten years and typically the shares underlying the option vest over four years at the rate of 25% on the one year anniversary date, with the remaining shares vesting monthly in equal increments over the remaining three years. Subsequent options granted under this plan have a term of ten years and typically vest over the four years at the rate of 25% annually from the anniversary date. The exercise price of each option granted equals 100% of the fair market value of the Common Stock, based on the closing price of the Common Stock as previously reported on the NASDAQ National Market and now reported on the OTC (Over-the-Counter) Bulletin Board on the date of grant. Options granted under the Directors' Plan must be exercised within three months following the end of the optionee's tenure as a director of the Company, or within six months after the termination of a director's tenure due to death or disability; options not so exercised are then cancelled and may be reissued pursuant to the 1993 Directors' Stock Option Plan. The Directors' Plan is designed to work automatically, without administration; to the extent administration is necessary, however, the Directors' Plan has been structured so that options granted to non-employee
Directors who administer the Company's stock plans shall qualify as transactions exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.

     In September 1993, Mr. Tseng received an option to purchase 40,000 shares of Common Stock exercisable at a price of $7.50 per share. In July 1995, Mr. Kaufman received an option to purchase 40,000 shares of Common Stock exercisable at $4.63 per share.

     Pursuant to the amendment of the Directors' Plan approved by the stockholders at the 1996 Annual Meeting, additional options for the purchase of 10,000 shares of Common Stock were automatically earned on the anniversary of each non-employee Director's service on the Company's Board and issued as of the date of the next Board meeting subsequent to such anniversary. Mr. Kaufman earned annual options for the purchase of 10,000 shares of Common Stock in April 1996, April 1997, April 1998 and April 1999 at exercise prices of $5.88, $6.31, $2.34 and $.94, respectively. Annual options to Mr. Tseng for the purchase of 10,000 shares of Common Stock were issued in September 1996, October 1997, November 1998 and October 1999 for, $6.13, $5.14, $2.38 and $.875
respectively.

Vote Required and Recommendation of Board of Directors

     The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.


PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending September 30, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                       SECURITY OWNERSHIP OF DIRECTORS,
                    OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The  following  table  sets  forth certain information known to the Company with  respect  to  beneficial  ownership  of  the  Company's  Common Stock as of
January  3,  2000, by (i) each beneficial owner of more than 5% of the Company's
Common  Stock,  (ii)  the Company's Chief Executive Officer and each of the four other  most  highly compensated executive officers during the year ended October
2,  1999,  (collectively,  the  "Named  Officers"),  (iii)  each director of the
Company  and  (iv)  all  directors  and  executive  officers of the Company as a
group.   Except  as  otherwise  indicated,  each  person  has  sole  voting  and investment  power  with  respect  to  all  shares  shown  as beneficially owned, subject to community property laws where applicable.

                                                               Shares         Percentage
                                                            Beneficially     Beneficially
         Beneficial Owner                                       Owned           Owned
         -----------------------------------------------   --------------   -------------
         Jeff Yuan-Kai Lin(1) ..........................      1,323,000          14.1%
         Wilson Wong(2) ................................      1,499,249          16.0%
         Dr. Eugene C.Y. Duh(3) ........................      1,191,073          12.7%
         OSE, Inc.(4) ..................................         71,665             *
         MK GVD Fund(5) ................................        500,000           5.3%
         Michael D. Kaufman(6) .........................         96,333           1.0%
         Edmond Tseng(7) ...............................         98,333           1.0%
         Richard Strong(10) ............................              0             *
         Anthony Contos(8) .............................         23,677             *
         John Jeng(9) ..................................         21,084             *
         Bill Fenley(11) ...............................              0             *
         All directors and executive officers as a group
          (11 persons) .................................      4,824,414          51.5%

* Represents less than one percent of the outstanding Common Stock.

------------

 (1) The address for Mr. Lin is Lite On Communications Corporation, 2F-1, No. 9 Prosperity 1st Road, Science Based Industrial Park, Hsinchu, Taiwan, ROC.

 (2) The address for Mr. Wong is 821 Fox Lane, San Jose, California 95131.

 (3) The address for Dr. Duh is Orient Semiconductor Electronics, Ltd., No. 12-2 Nei Huang S. Rd., NEPZ Kaohsiung 81120, Taiwan, ROC.

 (4) Dr. Duh is a Director and Mr. Tseng is President of OSE, Inc. As such, Dr. Duh and Mr. Tseng may be deemed to be beneficial owners of these shares.

 (5) The address for MK GVD Fund and Mr. Kaufman is 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303. Mr. Kaufman and Gregory Lahann are general partners of MK GVD Management. Each of these individuals shares voting and investment power with respect to the shares held by MK GVD Fund, and therefore may be deemed to be beneficial owners of such shares.

 (6) Includes 55,000 shares issuable under stock options exercisable within 60 days of January 3, 2000.

 (7) Includes 55,000 shares issuable under stock options exercisable within 60 days of January 3, 2000.

 (8) Includes 20,185 shares issuable under stock options exercisable within 60 days of January 3, 2000.

 (9) Includes 18,104 shares issuable under stock options exercisable within 60 days of January 3, 2000.

(10) Mr. Richard Strong resigned effective August 6, 1999, no options are exercisable at this time.

(11) Mr. Bill Fenley resigned effective May 3, 1999, no options are exercisable at this time.

                            EXECUTIVE COMPENSATION


Summary Compensation Table

     The  following  table  sets  forth  all  compensation received by the Named
Officers for services rendered to the Company in all capacities for fiscal years ended September 27, 1997, October 3, 1998 and October 2, 1999:

                                                          Annual Compensation
                                               ------------------------------------------
                                                                          Other Annual
Name and Principal Position              Year      Salary      Bonus    Compensation ($)
-------------------------------------   ------ ------------- --------- ------------------
Wilson Wong                             1999      166,673        --             --
President and Chief Executive Officer   1998      15,884         --             --
Chairman of the Board                   1997      125,144        --             --

Jeff Yuan-Kai Lin(2)                    1999      76,081         --             --
President and Chief Executive Officer   1998      200,008     28,750
Chairman of the Board                   1997      203,854     15,000

John Jeng(3)                            1999      118,700        --             --
Vice President of Operations

Anthony Contos(4)                       1999      110,355        --             --
Vice President Finance &                1998            (7)      --             --
Administration and Secretary            1997            (7)      --             --

Richard Strong(5)                       1999      165,484        --           2,846
Vice President of Worldwide Sales       1998      166,106        --           5,977
                                        1997      180,627     22,680          9,332

Bill Fenley(6)                          1999      112,098        --           2,600
Vice President of Marcom &              1998      131,224        --           4,800
OEM Sales                               1997      171,485                     4,800

                                                     Long-Term
                                                Compensation Awards
                                        -----------------------------------
                                                        Number
                                         Restricted    of Shares
                                            Stock     Underlying     LTIP       All Other
Name and Principal Position                Awards       Options    Payouts   Compensation(1)
-------------------------------------   ------------ ------------ --------- ----------------
Wilson Wong                                 --         600,000       --           1,651
President and Chief Executive Officer       --             --        --             101
Chairman of the Board                       --             --        --             475

Jeff Yuan-Kai Lin(2)                        --          50,000       --             305
President and Chief Executive Officer                                             2,059
Chairman of the Board                                                             1,412

John Jeng(3)                                --          65,600                      408
Vice President of Operations

Anthony Contos(4)                           --           9,400                      208
Vice President Finance &                    --           3,000                      --
Administration and Secretary                --           1,000                      --

Richard Strong(5)                           --          50,000                      513
Vice President of Worldwide Sales           --           5,000                      340
                                            --           2,880                      --

Bill Fenley(6)                              --          25,000                      919
Vice President of Marcom &                               5,000                    1,498
OEM Sales                                                2,000                      461

------------

(1) Amount  consists  of  premiums  paid  by  the  Company  for  life insurance,
    including   compensation   relating  to  over  $50,000  Life  Insurance  and
    Executive Life.

(2) Mr. Lin resigned from Asante Technologies, Inc. on December 31, 1998. He continues to serve on the Board of Directors.

(3) Mr. Jeng joined the Company on December 7, 1998.

(4) Mr. Contos has been an employee of the Company since June 1, 1994. Effective on August 30, 1999, he was appointed as Vice President of Finance and Administration. He was named Secretary of the Company on October 27, 1999.

(5) Mr. Strong joined the Company on May 1, 1996. Effective on January 18, 1999 he was appointed as Vice President of Sales. He resigned from the Company effective on August 6, 1999.

(6) Mr. Fenley joined the Company on January 2, 1996. Effective on November 16, 1998 he was appointed as Vice President of Product Marketing and OEM Business. He resigned from the Company effective on June 16, 1999.

(7) Annual salary and bonuses did not exceed $100,000 for fiscal 1997 or 1998.


Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to stock options granted to each of the Named Officers during the fiscal year ended October 2, 1999. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                       Option Grants in Last Fiscal Year
                                                                Individual Grants
                              -------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                Annual Rates of
                                Number of          % of                                           Stock Price
                                 Shares        Total Options                                      Appreciation
                               Underlying       Granted to        Exercise                     for Option Term(3)
                                 Options       Employees in        Price       Expiration    ----------------------
Name                           Granted(1)     Fiscal Year(2)     Per Share        Date           5%          10%
---------------------------   ------------   ----------------   -----------   ------------   ---------   ----------
Wilson Wong(4) ............     600,000            36.08%           .9375         8/2/09      297,053     839,780
Anthony Contos ............         700                            2.50         11/20/08        1,101       2,789
                                  1,000                             .9375        7/26/09          590       1,494
                                  7,700             0.57%           .8750        5/14/09        4,238      10,738
Jeff Yuan-Kai Lin .........      50,000             3.01%          2.50         11/20/08       78,612     199,218
Richard Strong ............      50,000             3.01%          1.875         1/19/09       58,959     149,413
Bill Fenley ...............      25,000             1.50%          2.50         11/20/08       39,306      99,609
John Jeng .................      60,000                            1.8750        1/19/09       70,751     179,296
                                  5,600             3.94%           .8750        5/14/09        3,082       7,809

------------

(1) All options were granted under either the Company's 1990 Stock Option Plan or the Company's Key Executive Stock Plan and have exercise prices equal to the fair market value on the grant date.

(2) Based on options to purchase an aggregate of 1,663,005 shares granted in fiscal 1999.

(3) Market value of option grants is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ OTC (Over-the-Counter) Bulletin Board of $2.53 per share on January 3, 2000.

(4) Option granted at 110% of fair market value as required by the Key Executive Stock Option Plan. The options vest over a four-year period, with 12.5% becoming vested six months from January 1, 1999, the effective date of his appointment as President & CEO, and a total of 25% becoming vested one year from such date. The remaining options vest at a rate of 1|M/48th of the total shares vesting each month following.

Option Exercises and Holdings

     The following table provides information with respect to option exercises in fiscal 1999, by the Named Officers and the value of such officers' unexercised options at October 2, 1999:

                     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                  Number of Shares
                                                               Underlying Unexercised             Value of Unexercised
                                                                     Options at                 In-the-Money Options at
                                  Shares                           Fiscal Year-End                 Fiscal Year-End(1)
                                 Acquired        Value     -------------------------------   ------------------------------
Name                           on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------   -------------   ----------   -------------   ---------------   -------------   --------------
Wilson Wong ...............        --            --            75,000          525,000          53,850           376,950
Anthony Contos ............        --            --            14,716           12,684              33             7,517
Jeff Yuan-Kai Lin .........        --            --               --               --              --                --
Richard Strong ............        --            --            39,877              --              --                --
John Jeng .................        --            --               --            65,600             --           4/fc,900
Bill Fenley ...............        --            --               --               --              --                --

------------

(1) Market value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the NASDAQ OTC (Over-the-Counter) Bulletin Board of $1.75 per share on October 1, 1999 (the last trading day for fiscal 1999), minus the exercise price.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended October 2, 1999, the Compensation Committee consisted of Mr. Kaufman and Mr. Tseng, neither of whom is an officer of the Company. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company subcontracts the manufacturing of a substantial portion of its products through Orient Semiconductor Electronics, Ltd. ("OSE"). Under the Company's arrangement with OSE, the Company purchases certain components from third party vendors and sells these components to OSE at cost. OSE purchases or manufactures other components, assembles printed circuit boards, and tests and packages products for the Company on a purchase order basis. The Company is obligated to purchase products only to the extent it has signed firm purchase commitments with OSE. During fiscal 1997, 1998 and 1999, the Company's purchases from OSE totaled $16.8 million, $8.2 million and $8.4 million, respectively. The Company's arrangement with OSE provides for payment terms of 45 days from date of receipt of product. The Company sells certain component parts to OSE with payment terms similar to those granted to the Company. OSE and its affiliates are significant stockholders of the Company. See "Security Ownership of Directors, Officers and Certain Beneficial Owners."


     The information contained in the following report of the Board of Directors and the Performance Graph set forth on page 11, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference into such filing.

            COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     In fiscal 1999, the Compensation Committee ("Committee") consisted of Mr. Kaufman and Mr. Tseng, neither of whom is or has been an employee of the Company. The Committee is responsible for reviewing the compensation and benefits for the Company's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers the Company's stock option and purchase plans and makes grants to executive officers under the Company's 1990 Stock Option Plan and Key Executive Stock Plan.

     The Committee held one meeting during fiscal 1999. The following report is submitted on behalf of the Board of Directors.

Compensation Policies

     The Company operates in the high technology industry, characterized by rapid changes and extreme competition. The Board's compensation philosophy is to provide cash and equity incentives to the Company's executive officers and other employees to attract highly qualified personnel in order to maintain the Company's competitive position. The Board's compensation program goals are to: attract, retain and motivate qualified executive officers and employees who contribute to the Company's long-term success; align the compensation of executive officers with the Company's business objectives and performance; and align incentives for executive officers with the interests of stockholders in maximizing value.

Compensation Components

     The compensation for executive officers generally consists of salary, annual incentives and stock option awards.

     Base Salary. The salaries of each of the executive officers of the Company are generally based on salary levels of similarly sized companies, primarily those located in Silicon Valley. The Committee reviews generally available surveys and other published compensation data. The compensation of the executive officers, including the Chief Executive Officer, are generally reviewed annually by the Committee and/or the Board and adjusted on the basis of performance, the Company's results for the previous year and competitive conditions.

     Bonuses. The Company's intention is to develop bonus compensation plans designed to reward the Company's executive officers based on the Company's financial performance. There is no bonus plan in place for officers at this time. In April 1997, the Company established an updated bonus plan for fiscal 1997, under which the executive officers were eligible to earn quarterly cash bonus payments. Criteria for earning the bonuses under this plan consisted of achieving certain operating profit levels and return on shareholder equity. This plan was approved by the Board of Directors in fiscal 1997, and replaced the Company's 1995 bonus plan.

     Equity-Based Compensation. The Company enables all eligible employees, including executive officers other than Mr. Wong, to purchase the Company's
Common Stock at a discount by participating in the Company's 1993 Employee Stock Purchase Plan. In addition, the Company periodically grants to its executive officers stock options under the 1990 Plan, and the Key Executive Plan, and grants to other employees stock options under the 1990 Plan, in order to provide additional incentive for such persons. The Board believes that such incentive promotes the long-term interests of the Company's stockholders. Options generally vest over a four-year period to encourage option holders to continue employment with the Company. In granting options, the Committee takes into account each individual's level of responsibility within the Company and such individual's expected future contribution, as well as the number of shares and outstanding options already held by the individual. The Board has adopted a stock option grant policy, pursuant to which employees (including officers except for Mr. Wong) may receive annual stock option grants, generally on their review date with the Company, in amounts based on certain criteria including continuous time with the Company, current salary, responsibilities, and job performance. Employees may also be entitled to receive additional option grants where the employee's job has significantly changed through growth or promotion. The exercise price of all options is the market price on the date of grant.

Compensation of Chief Executive Officer

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000, unless compensation is performance-based and meets certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and the transition rules of Section 162(m), the Company and the Board do not anticipate, for the near future, that the Company will lose any significant tax deduction for executive compensation.

Report on Repricing of Stock Options

     During fiscal year 1998 there was a significant decrease in the market price of the Company's Common Stock due, in part, to the Company's financial loss. As a result of this market decline, most of the Company's previously issued stock options, which were originally issued with exercise prices ranging from $.105 to $9.00, were substantially "underwater". To address this issue, the Compensation Committee of the Board of Directors determined to offer a repricing of the Company's outstanding stock options. The repricing was done in an effort to retain the Company's quality employees who had lost a significant portion of their financial interest in the Company because their options were "out of the money". Subsequent to the Company's 1998 fiscal year end, the Compensation Committee approved a repricing program whereby eligible employees holding "underwater" outstanding stock options issued pursuant to the Company's 1990 Stock Option Plan and the Key Executive Plan could elect to have such options repriced to the closing price per share of the Company's common stock on the NASDAQ NMS as of November 23, 1998 (the "Effective Date"). Eligible employees included any employee who currently owned "underwater" stock options and who was employed by the Company on November 23, 1998. If an eligible employee chose to reprice his or her stock options, the vesting schedule would restart as of the Effective Date. Eligible employees had until 9:00 AM PST on the Effective Date to elect whether to participate in the repricing program.

     Of 1,411,372 outstanding stock options eligible for repricing, 353,037 stock options were elected to be repriced. The repricing date was November 20, 1998. The closing price of the Company's Common Stock as reported on the NASDAQ NMS on November 20, 1998 was $2.50 per share.

     Stock options are intended to provide an incentive to the Company's officers and employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate officers and employees who are critical to the Company's long-term success. In repricing the stock options, the Compensation Committee considered the current limited availability to qualified officers and employees and the fact that many of the Company's officers and employees are not being compensated in accordance with industry standards. In light of the above, the Compensation Committee believes that the repricing of the options is an important component of the incentives offered to officers and employees of the Company and believes it is in the best interest of the Company and its shareholders.


                                               Ten-Year Option/SAR Repricings
                                                                                                          Length
                                        Number of      Market Price       Exercise                       Original
                                         Options/       of Stock at       Price At                     Option Term
                                           SARs           Time of          Time of                      Remaining
                                       Repriced or     Repricing or     Repricing or        New         At Date of
                                         Amended         Amendment        Amendment       Exercise     Repricing or
Name                        Date           (#)              ($)              ($)         Price ($)      Amendment
------------------------ ----------   -------------   --------------   --------------   -----------   -------------
Jeff Yuan-Kai Lin ...... 11/20/98         50,000            2.50             6.25            2.50       7.15 Years
Anthony Contos ......... 11/20/98            700            2.50             6.25            2.50       8.65 Years
William Fenley ......... 11/20/98         25,000            2.50             6.25            2.50       7.15 Years
Rusty Callihan* ........ 08/12/94          5,000            5.00             7.75            5.00       9.70 Years

------------
* This repricing occurred during Mr. Callihan's previous period of employment. This option was cancelled on July 17, 1996, when Mr. Callihan resigned.

   This report presented herein was approved by a motion of the Board of Directors.



                                        FOR THE COMPENSATION COMMITTEE
                                        Michael Kaufman
                                        Edmond Tseng

                               PERFORMANCE GRAPH


     The  following  graph  shows  a  comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Asant[00e9] Technologies, Inc., the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested in the Company's Common Stock, the NASDAQ Composite Total Return Index (US) and the Hambrecht & Quist Technology Index from the date of the Company's initial public offering, December 10, 1993, through October 1, 1999, the last trading day of the Company's 1999 fiscal year. Because the Company effected its initial public offering on December 10, 1993, the information in the graph is provided in quarterly intervals. Historic stock price performance is not necessarily indicative of future stock price performance.


                THE H&Q TOTAL RETURN GROWTH & TECHNOLOGY INDICE


Asante Technologies Inc (ASNT)

                                            Cumulative Total Return
                                      --------------------------------------
                                      9/94   9/95  9/96   9/97   9/98   9/99

ASANTE TECHNOLOGIES, INC.              100    144   123   102      33     37

NASDAQ STOCK MARKET (U.S.)             100    138   164   225     229    372

HAMBRECHT & QUIST TECHNOLOGY           100    175   192   287     267    514


                                [GRAPHIC OMITTED]

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended October 2, 1999, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                        For the Board of Directors


                                        Anthony Contos
                                        Secretary


Dated: January 21, 2000